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Exhibit 99.4

OFFER BY VALUECLICK, INC.
TO
EXCHANGE 0.7928 OF A SHARE OF COMMON STOCK
(INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
OF
VALUECLICK, INC.
FOR
EACH OUTSTANDING SHARE OF COMMON STOCK
OF
FASTCLICK, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, SEPTEMBER 22, 2005, UNLESS THE OFFER IS EXTENDED. SHARES TENDERED PURSUANT TO THIS OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

August 24, 2005

To Our Clients:

        Enclosed for your consideration are the Prospectus, dated August 24, 2005 (the "Prospectus"), and the related Letter of Transmittal (which collectively, as amended or supplemented from time to time, constitute the "Offer"), in connection with the offer by ValueClick, Inc., a Delaware corporation ("ValueClick"), to exchange each outstanding share of common stock, $0.001 par value per share (the "Shares"), of Fastclick, Inc., a Delaware corporation ("Fastclick"), for 0.7928 of a share of common stock, $0.001 par value per share, of ValueClick, including the associated preferred share purchase rights ("ValueClick Shares"), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal. The Offer is being made in connection with the Agreement and Plan of Merger and Reorganization, dated as of August 10, 2005 (the "Merger Agreement"), among ValueClick, Fastclick and FC Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ValueClick ("Acquisition Sub").

        WE ARE THE HOLDERS OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

        Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

        Please note the following:

  1.
  The consideration per Share will be 0.7928 of a ValueClick Share and cash in lieu of fractional shares, as described in the Prospectus.

  2.
  The Offer is being made for all outstanding Shares.

  3.
  The Offer and withdrawal rights will expire at Midnight, New York City time, on Thursday, September 22, 2005, unless the Offer is extended.

  4.
  The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer at least sixty-six and seven-tenths of the outstanding Shares not owned by ValueClick or its affiliates, calculated as described in the Prospectus. The Offer is also subject to other terms and conditions described in the Prospectus, the related Letter of Transmittal and in the Merger Agreement, all of which you should review in detail.

  5.
  The Offer is being made pursuant to the Merger Agreement, pursuant to which, as soon as practicable following the consummation of the Offer and the satisfaction or waiver of certain conditions, Acquisition Sub will be merged into Fastclick, with Fastclick being the surviving corporation. At the effective time of the Merger, each outstanding Share (other than Shares owned by ValueClick, Acquisition Sub, Fastclick or by stockholders who properly exercise appraisal rights, if any, under Delaware law) will be converted into the right to receive the same consideration paid pursuant to the Offer, without interest thereon and subject to withholding for taxes, as set forth in the Merger Agreement and described in the Prospectus.

  6.
  The Fastclick Board of Directors has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer, are fair to and in the best interest of the holders of the Shares, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Offer, and (iii) declared advisable and recommended that Fastclick stockholders, if required, adopt the Merger Agreement and the transactions contemplated thereby, including the Offer, and recommended that Fastclick stockholders accept the Offer and tender their Shares in the Offer.

  7.
  Cash will be paid in lieu of any fraction of a ValueClick Share to which a Fastclick stockholder would otherwise be entitled. A Fastclick stockholder who fails to complete and sign the Substitute Form W-9 may be subject to a required Federal backup withholding tax on any reportable payments to the stockholder pursuant to the Offer. Interest will not be paid on Shares purchased by ValueClick.

  8.
  Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by Mellon Investor Services LLC (the "Exchange Agent and Depository") of (i) Share certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by The Depository Trust Company ("DTC"), pursuant to the procedures set forth in the Prospectus, (ii) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Prospectus), in connection with a book-entry delivery, and (iii) any other documents required by the Letter of Transmittal. TENDERS BY NOTICE OF GUARANTEED DELIVERY WILL NOT BE ACCEPTED.

        If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

INSTRUCTIONS WITH RESPECT TO THE OFFER BY VALUECLICK, INC.
TO
EXCHANGE 0.7928 OF A SHARE OF COMMON STOCK
(INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
OF
VALUECLICK, INC.
FOR
EACH OUTSTANDING SHARE OF COMMON STOCK
OF
FASTCLICK, INC.

        The undersigned acknowledge(s) receipt of your letter, the enclosed Prospectus, dated August 24, 2005 (the "Prospectus"), and the related Letter of Transmittal (which collectively, as amended or supplemented from time to time, constitute the "Offer"), in connection with the offer by ValueClick, Inc., a Delaware corporation ("ValueClick"), to exchange each outstanding share of common stock, $0.001 par value per share (the "Shares"), of Fastclick Inc., a Delaware corporation ("Fastclick"), for 0.7928 of a share of common stock, $0.001 par value per share, of ValueClick, including the associated preferred share purchase rights ("ValueClick Shares"), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal. The Offer is being made in connection with the Agreement and Plan of Merger and Reorganization, dated as of August 10, 2005 (the "Merger Agreement"), among ValueClick, Fastclick and FC Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ValueClick.

        This will instruct you to tender to ValueClick the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:                                                   Shares*

Account Number:
Signature(s):

Dated:                                                  , 200

PLEASE TYPE OR PRINT NAME(S)
PLEASE TYPE OR PRINT ADDRESS(ES) HERE
AREA CODE AND TELEPHONE NUMBER(S)
TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

* Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.

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  Exhibit 99.4
OFFER BY VALUECLICK, INC. TO EXCHANGE 0.7928 OF A SHARE OF COMMON STOCK (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS) OF VALUECLICK, INC. FOR EACH OUTSTANDING SHARE OF COMMON STOCK OF FASTCLICK, INC.
INSTRUCTIONS WITH RESPECT TO THE OFFER BY VALUECLICK, INC. TO EXCHANGE 0.7928 OF A SHARE OF COMMON STOCK (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS) OF VALUECLICK, INC. FOR EACH OUTSTANDING SHARE OF COMMON STOCK OF FASTCLICK, INC.